Calculation of Filing Fee Tables
F-10
TRANSALTA CORP
Table 1: Newly Registered Securities	☑Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Common Shares			F-10	333-271953	05/16/2023
	Equity	First Preferred Shares			F-10	333-271953	05/16/2023
	Other	Warrants			F-10	333-271953	05/16/2023
	Other	Subscription Receipts			F-10	333-271953	05/16/2023
	Debt	Debt Securities			F-10	333-271953	05/16/2023
	Other	Units			F-10	333-271953	05/16/2023
1	Unallocated (Universal) Shelf			$ 2,000,000,000.00	F-10	333-271953	05/16/2023
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the Registrant's registration statement on Form F-10 (File No. 333-271953), which became effective on May 16, 2023 (the "Prior Registration Statement"), relating to such indeterminate number of common shares, first preferred shares, warrants, subscription receipts, debt securities and units of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency used to denominate the securities), of which US$2,000,000,000 remains unsold under the Prior Registration Statement. There may be offered and sold under the combined prospectus such indeterminate number of common shares, first preferred shares, warrants, subscription receipts, debt securities and units of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency used to denominate the securities), which includes an aggregate of US$2,000,000,000 of unsold securities previously registered under the Prior Registration Statement. No separate registration fee is payable with respect to the US$2,000,000,000 of unsold securities which were previously registered under the Prior Registration Statement.